Exhibit 99.1

Evergreen Energy Enters into an Agreement to Restructure & Extend Senior Secured Convertible Notes

DENVER, December 18, 2009 — Evergreen Energy Inc. (NYSE Arca: EEE), a green energy technology solutions company, entered into a binding term sheet subject to definitive documentation to restructure and extend the terms of its March 20, 2009 Note Purchase Agreement with its lenders extending its maturity to the earlier of June 30, 2010 or upon the sale of Buckeye Industrial Mining Co.  As part of the restructuring, the stated principal amount of the Notes has been increased by $2.25 million, bringing the aggregate principal amount of Notes to $17.25 million.  Interest shall be due and payable at maturity of the Notes and the rate remains 10% per annum.

“The restructuring and extension of the terms of these notes enables Evergreen to remain focused on our efforts to commercialize GreenCert™, remarket Buckeye and proceed with the intent to spin off K-Fuel®,” said Thomas H. Stoner, Jr., CEO of Evergreen. “We continue to evaluate opportunities to sell Buckeye at the most advantageous terms to the company and its shareholders.  To this end, and as announced last month, we have retained Raymond James to assist us in this remarketing effort.  We are also focused on the spin off of our K-Fuel operations.”

Under the restructured terms, Evergreen will use its best efforts to issue additional common equity on or before January 31, 2010 and enter into a binding agreement for the sale of Buckeye on or before March 31, 2010.  Failure of either of these deadlines is an event of default.

Additional detail on the terms of the restructuring and extension can be found in the Form 8-K the company filed today with the SEC.

None of the statements in this press release constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities of the company in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.  The offering of any securities of the

Company shall be made only by means of a prospectus contained in the registration statement filed with, and declared effective by, the Securities and Exchange Commission.

About Evergreen Energy Inc.

Evergreen Energy Inc. (NYSE Arca: EEE) has developed two proven, proprietary, patented, and transformative green technologies: the GreenCert™ suite of software and services and K-Fuel®.   GreenCert, which is owned exclusively by Evergreen, is a scientifically accurate, scalable environment intelligence solution that measures greenhouse gases and generates verifiable emissions credits.  K-Fuel technology significantly improves the performance of low-rank coals yielding higher efficiency and lowering emissions.  Visit www.evgenergy.com for more information.

Statements in this release that relate to future plans or projected results of Evergreen Energy Inc. and C-Lock Technology Inc. are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended by the Private Securities Litigation Reform Act of 1995 (the “PSLRA”), and Section 21E of the Securities Exchange Act of 1934, as amended by the PSLRA, and all such statements fall under the “safe harbor” provisions of the PSLRA. Our actual results may vary materially from those described in any “forward-looking statement” due to, among other possible reasons, the realization of any one or more of the risk factors described in our annual or quarterly reports, or in any of our other filings with the Securities and Exchange Commission, all of which filings any reader of this release is encouraged to study.  In addition, our ability to execute our business plan and develop the C-Lock Technology may be adversely impacted by the inability to sell Buckeye, raise significant additional capital or effectively complete any restructure transaction on a timely basis to fund our business operations.  Readers of this release are cautioned not to put undue reliance on forward-looking statements.

Evergreen Investor Contact:

Kirsten Chapman & Becky Herrick

Lippert / Heilshorn & Associates

415.433.3777

bherrick@lhai.com

Evergreen Media Contact:

Adam Handelsman

Lippert / Heilshorn & Associates

212.838.3777

AHandelsman@lhai.com

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